SPECIAL POWER OF ATTORNEY

THE STATE OF WASHINGTON


COUNTY OF
KING

KNOW ALL MEN BY THESE PRESENTS:

THAT I,
Shelia Liane Wilson
of 2532 1st Ave. N. Seattle, Washington, do hereby appoint each of Kent H.
Roberts, Stephen C. Richards, Roger A. Crabb and
Jennefer Koopman, or any
of them acting individually, my true and lawful attorney-in-fact to act in my name, place and stead and on my behalf to do all or any of the following acts, deeds and things, to-wit:

	To
prepare, sign and file Forms 4 and
Forms 5 with the Securities and
Exchange Commission.

This instrument
is to be construed and
interpreted as a special power of attorney, whose scope is limited to that referenced immediately above.

IN WITNESS
WHEREOF, I hereunto
set my hand this 30th day of September, 2002.

/s/
Shelia Liane
Wilson